Exhibit 99.1

APOLLO MEDICAL HOLDINGS ANNOUNCES CHANGES TO ITS BOARD OF DIRECTORS AND CFO POSITION

Glendale, CA – (PR Newswire) – SEPTEMBER 24, 2015 – Apollo Medical Holdings, Inc. ("ApolloMed" or “the Company”) (AMEH), an integrated population health management company, today announced the resignation of Mitch Creem as Chief Financial Officer and a director, as well as Lance Jon Kimmel as a director.

Mitch Creem has been named the CEO of Integrity Healthcare, an entity created by New York-based investment firm BlueMountain Capital Management to manage and operate the Daughters of Charity Health System (“DOCHS”), a 6-hospital system with its own 200-physician medical foundation. Mark Meyers, ApolloMed’s former Chief Strategy Officer and board member, was also named Chief Operating Officer of Integrity Healthcare. BlueMountain Capital entered into a deal with DOCHS in July that will provide a $250 million capital injection.

Lance Kimmel is the founder and has been the managing partner at SEC Law Firm. His practice focuses on public and private securities offerings, going public transactions, SEC reporting and mergers & acquisitions. Immediately upon his resignation, Mr. Kimmel was engaged by ApolloMed as its outside general counsel.

William Abbott, ApolloMed’s current Controller and Vice President of Finance, has been named Interim Chief Financial Officer, pending completion of a formal search for a permanent CFO, which is underway. ApolloMed has engaged global executive search firm Spencer Stuart.

The Board of Directors will be reduced to five members, a majority of whom will continue to be independent as required by the NASDAQ Capital Market, which in May 2015 granted ApolloMed conditional approval to list its common stock thereon. That listing has not taken place yet.

In commenting on these changes, Warren Hosseinion, M.D., ApolloMed’s Chief Executive Officer stated, “I would like to thank Mitch for his service and contributions to ApolloMed. We wish both Mitch and Mark the best of luck and are proud that two of our alumni are leading the turnaround efforts at DOCHS. At the same time, we have retained a well-known executive search firm to assist us in finding a new CFO who will be able to continue to help us grow as we further implement our business model.”

“The transition of legal services is logical at this time given our increased level of business activity. By coordinating outside legal services, Mr. Kimmel will be able to help us manage those activities and monitor their cost more closely,” stated Gary Augusta, Executive Chairman. “These changes will also solidify efforts we are making to build a more cost efficient operating and growth platform as we venture more into risk-taking reimbursement models and population health management services.”

About Apollo Medical Holdings, Inc. (ApolloMed)

Headquartered in Glendale, California, ApolloMed is a leading integrated population health management company committed to providing exceptional multi-disciplinary care in the communities it serves. ApolloMed is addressing the healthcare needs of its patients by leveraging its integrated healthcare delivery platform comprised of six affiliated and complementary physician groups: ApolloMed Hospitalists, ApolloMed ACO (Accountable Care Organization), Maverick Medical Group (Independent Physician Association), AKM Medical Group (IPA), ApolloMed Care Clinics and Apollo Palliative Services. ApolloMed strives to improve medical outcomes with high-quality, cost-efficient care. For more information, please visit www.apollomed.net

Forward Looking Statements

This press release may contain forward-looking statements, including information about management's view of Apollo Medical Holdings, Inc. (“the Company”) future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this press release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, its subsidiaries and concepts to be materially different than those expressed or implied in such statements. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results. Some factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on our amended Form 10-K for the fiscal year ended March 31, 2015, under the caption “Risk Factors”, which is on file with the Securities and Exchange Commission and available in the “Investor” section of the Company’s website under the heading “SEC Filings”. The forward-looking statements included in this press release are made only as of the date hereof.  The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Apollo Medical Holdings, Inc.

For More Information, PLEASE CONTACT:

Michael Sullivan

RedChip Companies Inc.

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